[LOGO] SUN BANCORP, INC.

NEWS RELEASE

For Immediate Release

Contact: Dan Chila, EVP, Chief Financial Officer, (856) 691-7700

                   Sun Bancorp, Inc. - 2004 Momentum Continues
              Strong Fourth Quarter Ends in Record Year Net Income
                             and Earnings Per Share

Our mission is uncompromising...
     ....To be the Premier Community Bank in every community we serve

VINELAND, NJ, January 24, 2005 - Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $5.0 million, or $.27 per share, for the quarter ended December 31, 2004, an increase of 61.3% from net income of $3.1 million, or $.18 per share, for the fourth quarter 2003. The reported earnings per share of $.18 for the fourth quarter 2003 includes a charge of $624,000, or $.05 per share, for the write-off of unamortized issuance costs of redeemed Trust Preferred Securities and charges of approximately $400,000, or $.03 per share, for branch acquisition costs. The reported per share data reflects 1,570,000 additional shares of common stock issued in December 2003 (adjusted for the April 2004, 5% stock dividend).

         Net income for the year ended December 31, 2004 was a record $17.9 million, or $1.07 per share, compared to $13.3 million, or $.95 per share, for the prior year, a 34.6% increase in net income and 12.6% in earnings per share.

         "Sun Bancorp ended the year with solid momentum, posting record net income and earnings per share for the full year and a strong fourth quarter," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly-owned subsidiary Sun National Bank. "Our entire team executed with confidence and reliability on a variety of strategic initiatives, including the on-time completion of our branch rationalization program and the integration of two bank acquisitions. We have rapidly improved our coverage within our geographic footprint, with the goal of eventually dominating central and southern New Jersey."

                                    --more--

          Sun National Bank o 226 Landis Avenue o Vineland, NJ o 08036
                  (856) 691-7700 o www.sunnb.com o Member FDIC
                                   -------------

Sun Bancorp 4Q 2004 Results - page two

         "We achieved healthy loan and deposit growth, particularly among middle-market commercial and small business customers, which is a result of recent efforts to substantially expand our ranks of experienced loan officers to grow our share of these valuable market segments," according to Bracken.

The following are the financial highlights for the quarter and the year:

o Total assets were $3.05 billion at December 31, 2004, compared to $3.01 billion at September 30, 2004, and $2.60 billion at December 31, 2003.

o Total loans before allowance for loan losses were $1.87 billion at December 31, 2004, an increase of $108.5 million, or 6.2%, over total loans at September 30, 2004, and an increase of $487.7 million, or 35.3%, over December 31, 2003. The increase over the linked quarter continues to reflect strong internal loan growth across the entire franchise, as well as the growth from our newly established loan production office in Short Hills, New Jersey. The year-over-year increase in total loans adjusted for the Community Bank of New Jersey ("Community") acquisition was approximately 18.4%.

o Allowance for loan losses was $22.0 million, or 1.18% of gross loans, at December 31, 2004, compared to $21.8 million, or 1.24% of gross loans, at September 30, 2004, and $17.6 million, or 1.27% of gross loans, at December 31, 2003. Overall credit quality improved significantly over the prior year period. Total non-performing assets of $17.2 million at December 31, 2004, or 0.92% of total loans and real estate owned, decreased $9.1 million, or 34.3%, over December 31, 2003, from $26.3 million, or 1.89% of total loans and real estate owned. The increase in total non-performing assets over the linked quarter of $3.3 million is expected to be offset by pay-offs in the first quarter 2005. Net charge-offs for the quarter were $202,000, compared to $2.1 million in the prior year quarter. Net charge-offs for the year were $589,000, compared to $3.6 million in 2003.

                                    --more--

Sun Bancorp 4Q 2004 Results - page three

o Total deposits were $2.43 billion at December 31, 2004, compared to $2.11 billion at December 31, 2003, and $2.43 billion at September 30, 2004. Deposit growth from acquisitions and internal growth, net of attrition through the branch rationalization program, resulted in an increase in core deposits (demand and savings) of $212.8 million, or 13.5%, at December 31, 2004 over the prior year and non-core (CD's) growth of $106.4 million, or 19.9%, over the same period. Core deposits at December 31, 2004 represent 73.6% of total deposits, compared to 74.7% at December 31, 2003.

o Total shareholders' equity of $279.5 million at December 31, 2004 increased $93.8 million over December 31, 2003. The increase is primarily the result of 2004 net income and the equity related to the Community acquisition. Shares outstanding at December 31, 2004 of 17.2 million increased 28.6% over December 31, 2003 primarily due to the acquisition of Community in July 2004. Book value at December 31, 2004 was $16.33, compared to $13.30 at December 31, 2003. Tangible book value at December 31, 2004 was $8.49, compared to $7.80 at December 31, 2003.

o Net interest income (tax-equivalent basis) for the fourth quarter of $25.1 million increased $6.1 million, or 32.3%, over the prior year comparable quarter and increased $885,000, or 3.6%, over the linked quarter. Net interest margin for the quarter of 3.68% compares to 3.53% for the comparable prior year quarter and 3.61% for the linked third quarter 2004. The increase over the linked quarter is primarily due to an increase in average earning assets of approximately 1.6%. Net interest margin for the year of 3.59% compares to the prior year of 3.57%.

o Non-interest income of $4.0 million for the quarter, excluding securities and fixed-asset gains, increased $226,000, or 5.9%, over the linked quarter and increased $845,000, or 26.3%, over the comparable prior year quarter. The increase over the prior year quarter continues to be a result of our focus on the enhancement of existing fee-based products and services, as well as the impact of additional fee income from the December 2003 branch acquisition and the Community acquisition in July 2004.

                                    --more--

Sun Bancorp 4Q 2004 Results - page four

o Total operating non-interest expenses for the quarter of $21.5 million, excluding a net charge from branch rationalization closing costs for the quarter of $171,000, increased 3.3%, compared to the linked quarter operating non-interest expenses of $20.8 million. The increase is mainly attributable to increased salaries, year-end employee incentives, and fees related to Sarbanes-Oxley compliance. Total non-interest expenses for 2004 of $80.7 million include a total year charge from branch rationalization closing costs of approximately $900,000.

         The Company successfully completed its branch rationalization program with the closing or consolidation of three additional branches. Since the program was launched in 2001, the Company has closed or consolidated 21 offices.

         "We are competing very effectively as the largest commercially-oriented bank that is headquartered in our footprint," Bracken added. "As the consolidation of the New Jersey banking landscape continues toward more out-of-state headquarters, we are increasingly becoming recognized as the bank of choice for both business and retail customers. During the past couple of years, we have made investments in technology, developed many new products that are a correct match for customer needs, and we have strategically managed the evolution of our retail business to where it should become a powerful contributor to our future performance. These strengths augment the underlying talent of our motivated people. As we enter 2005, we expect to see the success of Sun's turnaround and rebuilding continue to accelerate with consistent, sustainable market share growth and profitability."

         Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 75 Community Banking Centers in Southern and Central NJ, Philadelphia, PA, and New Castle County, DE. The bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

                                    --more--

Sun Bancorp 4Q 2004 Results - page five

         The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                    --more--

                                                                          Page 6
SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)

                                                                     Three months ended                 Year ended
                                                                         December 31,                   December 31,
                                                                -----------------------------   ----------------------------
                                                                    2004            2003            2004           2003
                                                                    ----            ----            ----           ----
     Profitability for the period:
        Net interest income                                          $ 24,827       $ 18,619        $ 89,317       $ 72,287
        Provision for loan losses                                         415          1,165           2,075          4,825
        Non-interest income                                             4,266          4,010          19,119         17,356
        Non-interest expense                                           21,625         17,459          80,692         66,036
        Income before income taxes                                      7,053          4,005          25,669         18,782
        Net income                                                   $  4,961       $  3,134        $ 17,904       $ 13,336
                                                                     ========       ========        ========       ========

           Return on average assets (1)                                  0.65%          0.53%           0.64%          0.59%
           Return on average equity (1)                                  7.15%          7.88%           7.92%          8.71%
           Net interest margin (1)                                       3.68%          3.53%           3.59%          3.57%
           Efficiency ratio                                             74.33%         77.15%          74.41%         73.67%
     Per share data:
        Earnings per common share (2):
           Basic                                                        $0.29          $0.20           $1.16          $1.02
           Diluted                                                      $0.27          $0.18           $1.07          $0.95

        Average equity to average assets                                9.15%          6.70%           8.08%          6.79%


                                                                        December 31,
                                                                -----------------------------
                                                                    2004            2003
                                                                    ----            ----
     At period-end:
        Assets                                                    $3,053,404     $2,599,487
        Deposits                                                   2,430,347      2,111,125
        Loans, net                                                 1,847,721      1,364,465
        Investments                                                  877,877        975,979
        Borrowings                                                   254,310        222,398
        Shareholders' Equity                                         279,512        185,718

     Credit quality and capital ratios:
        ALLL to total loans                                             1.18%          1.27%
        Non-performing assets to total loans
           and real estate owned                                        0.92%          1.89%
        Total allowance for loan losses to
           non-performing loans                                       153.64%         80.74%

        Total Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                                           11.03%         11.35%
           Sun National Bank                                           10.30%         10.06%
        Tier I Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                                           10.02%          9.80%
           Sun National Bank                                            9.29%          9.02%
        Leverage Ratio (3):
           Sun Bancorp, Inc.                                            7.69%          7.34%
           Sun National Bank                                            7.13%          6.77%

        Book value (2)                                                 $16.33         $13.30
        Tangible book value (2)                                         $8.49          $7.80

(1)  Three month ended amounts are annualized.
(2)  Data is adjusted for a 5% stock dividend paid in April 2004.
(3) December 31, 2004 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)

                                                                                       December 31,
                                                                                   2004           2003
                                                                               -----------    -----------
ASSETS
     Cash and due from banks                                                   $    69,022    $    78,841
     Interest bearing bank balances                                                  1,878          2,789
     Federal funds sold                                                              4,002            487
                                                                               -----------    -----------
         Cash and cash equivalents                                                  74,902         82,117
     Investment securities available for sale (amortized cost -
         $814,952; 12/04, $960,877; 12/03)                                         819,424        963,428
     Investment securities held to maturity                                         43,048              -
     Loans receivable (net of allowance for loan losses -
         $22,037; 12/04, $17,614; 12/03)                                         1,847,721      1,364,465
     Restricted equity investments                                                  15,405         12,551
     Bank properties and equipment, net                                             36,830         34,093
     Real estate owned, net                                                          2,911          4,444
     Accrued interest receivable                                                    12,519         11,266
     Goodwill                                                                       99,447         50,600
     Intangible assets, net                                                         34,753         26,195
     Deferred taxes, net                                                            10,148          8,465
     Bank Owned Life Insurance                                                      47,179         32,785
     Other assets                                                                    9,117          9,078
                                                                               -----------    -----------
            TOTAL ASSETS                                                       $ 3,053,404    $ 2,599,487
                                                                               ===========    ===========
LIABILITIES
     Deposits                                                                  $ 2,430,347    $ 2,111,125
     Advances from the Federal Home Loan Bank                                      144,669        163,964
     Federal funds purchased                                                             -          2,500
     Securities sold under agreements to repurchase - FHLB                          50,000              -
     Securities sold under agreements to repurchase - customers                     59,641         55,934
     Debentures                                                                     77,322         72,167
     Other liabilities                                                              11,913          8,079
                                                                               -----------    -----------
         Total liabilities                                                       2,773,892      2,413,769

SHAREHOLDERS' EQUITY
     Preferred stock, $1 par value, 1,000,000 shares authorized, none issued             -              -
     Common stock, $1 par value, shares authorized, 25,000,000
         issued, 17,205,881; 12/04, 13,381,310; 12/03                               17,206         13,381
     Additional paid in capital                                                    244,123        151,631
     Retained earnings                                                              21,994         20,062
     Accumulated other comprehensive (loss) income                                  (2,765)         1,690
     Treasury stock at cost, 90,562 shares                                          (1,046)        (1,046)
                                                                               -----------    -----------
     Total shareholders' equity                                                    279,512        185,718
                                                                               -----------    -----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 3,053,404    $ 2,599,487
                                                                               ===========    ===========

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                                     For the Three Months           For the Year
                                                                      Ended December 31,          Ended December 31,
                                                                   --------------------------   ------------------------
                                                                       2004         2003          2004        2003
                                                                       ----         ----          ----        ----
INTEREST INCOME:
     Interest and fees on loans                                         $ 27,761     $20,601       $96,617     $83,263
     Interest on taxable investment securities                             6,374       5,017        24,812      21,428
     Interest on non-taxable investment securities                           472         632         1,951       2,511
     Dividends on restricted equity investments                              144          89           503         559
     Interest on federal funds sold                                          119         166           385         301
                                                                        --------     -------       -------     -------
        Total interest income                                             34,870      26,505       124,268     108,062
INTEREST EXPENSE:
     Interest on deposits                                                  7,139       4,946        24,061      23,480
     Interest on borrowed funds                                            1,849       1,863         7,275       8,068
     Interest on debentures                                                1,055           -         3,615           -
     Interest on guaranteed preferred beneficial
       interest in Company's subordinated debt                                 -       1,077             -       4,227
                                                                        --------     -------       -------     -------
        Total interest expense                                            10,043       7,886        34,951      35,775
                                                                        --------     -------       -------     -------
           Net interest income                                            24,827      18,619        89,317      72,287
                                                                        --------     -------       -------     -------
Provision for loan losses                                                    415       1,165         2,075       4,825
                                                                        --------     -------       -------     -------
     Net interest income after provision for loan losses                  24,412      17,454        87,242      67,462
NON-INTEREST INCOME:
     Service charges on deposit accounts                                   2,286       1,989         9,044       7,650
     Other service charges                                                    21          93           354         397
     (Loss) gain on sale of fixed assets                                      (7)          -         2,466         164
     Gain on sale of loans                                                   108           -           289           -
     Gain on sale of investment securities                                   227         809         1,407       2,467
     Gain on sale of branches                                                  -           -             -       2,629
     Other                                                                 1,631       1,119         5,559       4,049
                                                                        --------     -------       -------     -------
        Total non-interest income                                          4,266       4,010        19,119      17,356
NON-INTEREST EXPENSE:
     Salaries and employee benefits                                       10,964       8,581        40,176      33,421
     Occupancy expense                                                     2,567       2,034        10,608       8,768
     Equipment expense                                                     1,944       1,295         7,091       5,341
     Data processing expense                                               1,014         988         3,973       3,438
     Amortization of intangible assets                                     1,426         936         5,268       3,696
     Other                                                                 3,710       3,625        13,576      11,372
                                                                        --------     -------       -------     -------
        Total non-interest expenses                                       21,625      17,459        80,692      66,036
                                                                        --------     -------       -------     -------
INCOME BEFORE INCOME TAXES                                                 7,053       4,005        25,669      18,782
INCOME TAXES                                                               2,092         871         7,765       5,446
                                                                        --------     -------       -------     -------
NET INCOME                                                               $ 4,961     $ 3,134       $17,904     $13,336
                                                                         -------     -------       -------     -------

Less: Trust Preferred Issuance Write-off                                 $     -     $  (624)      $     -     $  (624)
                                                                         -------     -------       -------     -------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                              $ 4,961     $ 2,510       $17,904     $12,712
                                                                         =======     =======       =======     =======

Basic net income per share (1)                                           $  0.29     $  0.25       $  1.16     $  1.07
Diluted net income per share (1)                                         $  0.27     $  0.23       $  1.07     $  1.00
Basic earnings per share (1)                                             $  0.29     $  0.20       $  1.16     $  1.02
Diluted earnings per share (1)                                           $  0.27     $  0.18       $  1.07     $  0.95

(1)  Data is adjusted for a 5% stock dividend paid in April 2004.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                        2004            2004            2004            2004            2003
                                                         Q4              Q3              Q2              Q1              Q4
                                                     ----------      ----------      ----------      ----------      ----------
Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                     $1,603,868      $1,494,528      $1,271,369      $1,210,624      $1,169,164
       Home equity                                      122,735         121,480          93,851          85,822          80,292
       Second mortgage                                   50,541          51,417          47,482          48,932          51,531
       Residential real estate                           26,117          31,669          30,064          32,320          29,788
       Installment                                       66,497          62,181          56,386          51,841          51,304
                                                     ----------      ----------      ----------      ----------      ----------
          Total loans                                 1,869,758       1,761,275       1,499,152       1,429,539       1,382,079
            Allowance for loan losses                   (22,037)        (21,824)        (18,701)        (17,883)        (17,614)
                                                     ----------      ----------      ----------      ----------      ----------
              Net Loans                               1,847,721       1,739,451       1,480,451       1,411,656       1,364,465
    Goodwill                                             99,447          99,810          50,581          50,578          50,600
    Intangible assets, net                               34,753          36,179          23,875          25,035          26,195
    Total Assets                                      3,053,404       3,013,256       2,580,952       2,594,004       2,599,487
    Total Deposits                                    2,430,347       2,429,364       2,042,984       2,072,779       2,111,125
    Advances from the Federal Home Loan Bank            144,669         149,569         154,418         159,216         163,964
    Federal funds purchased                                   -               -               -               -           2,500
    Securities repurchase agreements  - customers        59,641          69,930          69,425          59,491          55,934
    Securities repurchase agreements  - FHLB             50,000               -          50,000               -               -
    Total shareholders' equity                          279,512         275,828         185,441         192,893         185,718
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                     $1,526,912      $1,457,918      $1,234,073      $1,187,246      $1,130,905
       Home equity                                      121,287         115,961          90,201          82,843          76,652
       Second mortgage                                   51,539          51,302          48,100          50,442          52,505
       Residential real estate                           29,001          31,893          31,410          30,623          31,099
       Installment                                       63,810          60,039          54,117          51,721          51,632
                                                     ----------      ----------      ----------      ----------      ----------
          Total loans                                 1,792,549       1,717,113       1,457,901       1,402,875       1,342,793
    Securities and other earning assets                 930,823         963,473         867,504         937,551         804,092
    Total earning assets                              2,723,372       2,680,586       2,325,404       2,340,426       2,146,886
    Total assets                                      3,034,530       2,974,943       2,569,426       2,596,370       2,373,422
    Non-interest-bearing demand deposits                531,900         512,643         408,678         389,393         374,563
    Total deposits                                    2,448,687       2,393,406       2,053,978       2,079,262       1,853,948
    Total interest-bearing liabilities                2,211,670       2,193,156       1,949,473       1,985,765       1,781,220
    Total shareholders' equity                          277,710         247,741         188,837         188,631         159,028
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                                  11.03%          11.18%          11.39%          11.38%          11.35%
       Sun National Bank                                  10.30%          10.44%          10.78%          10.78%          10.06%
    Tier I Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                                  10.02%          10.13%          10.03%           9.92%           9.80%
       Sun National Bank                                   9.29%           9.39%           9.73%           9.73%           9.02%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                                   7.69%           7.61%           7.32%           6.93%           7.34%
       Sun National Bank                                   7.13%           7.07%           7.11%           6.82%           6.77%

    Average equity to average assets                       9.15%           8.33%           7.35%           7.27%           6.70%

    ALLL to total loans                                    1.18%           1.24%           1.25%           1.25%           1.27%
    Non-performing assets to total loans
       and real estate owned                               0.92%           0.79%           1.64%           1.73%           1.89%
    Total allowance for loan losses to
       non-performing loans                              153.64%         180.90%          83.61%          87.67%          80.74%
Other data:
    Net (charge-offs) recoveries                           (202)           (115)             84            (356)         (2,124)
                                                     ==========      ==========      ==========      ==========      ==========
    Non-performing assets:
       Non-accrual loans                                 13,457          11,528          20,728          19,847          21,568
       Loans past due 90 days                               886             536           1,640             551             248
       Real estate owned, net                             2,911           1,860           2,211           4,444           4,444
                                                     ----------      ----------      ----------      ----------      ----------
         Total non-performing assets                     17,254          13,924          24,579          24,842          26,260
                                                     ==========      ==========      ==========      ==========      ==========

(1) December 31, 2004 Capital ratios are estimated, subject to regulatory filings.

                                                                         Page 10
SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL  TRENDS IN  QUARTERLY  FINANCIAL  DATA  (unaudited)
     (Dollars in thousands, except per share data)

                                                                  2004          2004          2004          2004           2003
                                                                   Q4            Q3            Q2            Q1             Q4
                                                             ------------  ------------  ------------  ------------   ------------
Profitability for the quarter:
     Tax-equivalent interest income                                35,112        33,225        28,620        28,313         26,829
     Interest expense                                              10,043         9,041         7,818         8,049          7,886
       Tax-equivalent net interest income                          25,069        24,184        20,802        20,264         18,944
       Tax-equivalent adjustment                                      242           240           259           260            324
     Provision for loan losses                                        415           300           735           625          1,165
          Non-interest income excluding security gains,
            branch sales and fixed asset sales                      4,046         3,820         3,931         3,449          3,201
     Security gains                                                   227           277           578           325            809
     (Loss) Gain on sale of fixed assets                               (7)          152         2,321             -              -
           Non-interest expense excluding amortization of
             intangible assets                                     20,198        19,715        18,180        17,331         16,524
     Amortization of intangible assets                              1,426         1,522         1,160         1,160            936
     Income before income taxes                                     7,053         6,656         7,298         4,662          4,005
     Income tax expense                                             2,092         2,164         2,268         1,241            871
     Net Income                                                     4,961         4,492         5,030         3,421          3,134
                                                                   ======        ======        ======        ======         ======
Financial ratios:
     Return on average assets (1)                                    0.65%         0.60%         0.78%         0.53%          0.53%
     Return on average equity (1)                                    7.15%         7.25%        10.65%         7.25%          7.88%
     Net interest margin (1)                                         3.68%         3.61%         3.58%         3.46%          3.53%
     Efficiency ratio                                               74.33%        75.33%        70.65%        77.76%         77.15%

Per share data:
     Net Income                                              $      4,961  $      4,492  $      5,030  $      3,421   $      3,134
       Redemption of subsidiary's Trust Preferred Securities            -             -             -             -            624
                                                             ------------  ------------  ------------  ------------   ------------
     Earnings available to common shareholders               $      4,961  $      4,492  $      5,030  $      3,421   $      2,510
                                                             ============  ============  ============  ============   ============
     Net income per common share (2):
        Basic                                                $       0.29  $       0.27  $       0.36  $       0.25   $       0.25
        Diluted                                              $       0.27  $       0.25  $       0.33  $       0.23   $       0.23
     Earnings per common share (2), (3):
        Basic                                                $       0.29  $       0.27  $       0.36  $       0.25   $       0.20
        Diluted                                              $       0.27  $       0.25  $       0.33  $       0.23   $       0.18

     Book value (2)                                          $      16.33  $      16.14  $      13.26  $      13.80   $      13.30
     Tangible book value (2)                                 $       8.49  $       8.18  $       7.94  $       8.39   $       7.80
     Average basic shares                                      17,106,375    16,816,930    13,982,111    13,962,256     12,626,921
     Average fully diluted shares                              18,426,306    18,050,664    15,077,659    15,200,685     13,790,078
Operating non-interest income breakdown:
     Service charges on deposit accounts                            2,286         2,387         2,209         2,162          1,989
     Other service charges                                             21            27           210            96             93
     Gain on sale of loans                                            108            70           105             6              -
     Other income                                                   1,631         1,336         1,407         1,185          1,119
                                                             ------------  ------------  ------------  ------------   ------------
       Total operating non-interest income                          4,046         3,820         3,931         3,449          3,201
Non-operating income items:
     Gain on sale of investment securities                            227           277           578           325            809
     (Loss) gain on sale of fixed assets relating
        to branch disposals                                            (7)          175             -             -              -
     (Loss) gain on sale of fixed assets                                -           (23)        2,321             -              -
                                                             ------------  ------------  ------------  ------------   ------------
       Non-operating income before tax effect                         220           429         2,899           325            809
                                                             ------------  ------------  ------------  ------------   ------------
Total non-interest income                                           4,266         4,249         6,830         3,774          4,010
                                                             ============  ============  ============  ============   ============
Operating non-interest expense breakdown:
     Salaries and employee benefits                                10,964        10,541         9,099         9,516          8,581
     Occupancy expense                                              2,567         2,570         2,324         2,463          2,034
     Equipment expense                                              1,944         1,871         1,731         1,545          1,295
     Data processing expense                                        1,014           976         1,018           965            988
     Amortization of intangible assets                              1,426         1,522         1,160         1,160            936
     Other expenses                                                 3,539         3,299         3,554         2,842          3,625
                                                             ------------  ------------  ------------  ------------   ------------
       Total operating non-interest expense                        21,454        20,779        18,886        18,491         17,459
Non-operating expense items:
     Lease buy-out charges related to branch disposals                  -           306           378             -              -
     Write-off of fixed assets related to branch disposals              -           120            76             -              -
     Severance expense relating to branch disposals                     -            57             -             -              -
     Gain on sale of branch real estate                                 -           (35)            -             -              -
     Other branch rationalization costs                               171            10             -             -              -
                                                             ------------  ------------  ------------  ------------   ------------
Total non-interest expense                                         21,625        21,237        19,340        18,491         17,459
                                                             ============  ============  ============  ============   ============

(1)  Annualized.
(2)  Data is adjusted for a 5% stock dividend paid in April 2004.
(3) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                              Three months ended December 31,       Three months ended December 31,
                                            ----------------------------------      --------------------------------
                                                           2004                                     2003
                                            ----------------------------------      --------------------------------
                                               Average               Average            Average             Average
                                               Balance   Interest  Yield/Cost           Balance   Interest Yield/Cost
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial            $ 1,526,912  $ 23,953        6.28 %      $ 1,130,905 $ 17,441     6.17 %
       Home equity                              121,287     1,323        4.36             76,652      729     3.81
       Second mortgage                           51,539       799        6.20             52,505      839     6.39
       Residential real estate                   29,001       552        7.61             31,099      586     7.54
       Installment                               63,810     1,134        7.11             51,632    1,006     7.79
                                            -----------  --------                    ----------- --------
          Total loans receivable              1,792,549    27,761        6.19          1,342,793   20,601     6.14
    Investment securities (3)                   885,380     7,157        3.23            722,178    6,042     3.35
    Interest-bearing deposit with banks          19,878        75        1.51             11,903       20     0.66
    Federal funds sold                           25,565       119        1.86             70,012      166     0.95
                                            -----------  --------                    ----------- --------
       Total interest-earning assets          2,723,372    35,112        5.16          2,146,886   26,829     5.00

    Cash and due from banks                      81,112                                   62,214
    Bank properties and equipment                36,647                                   30,305
    Goodwill and intangibles                    135,431                                   41,579
    Other assets                                 57,968                                   92,438
                                            -----------                              -----------
Non-interest-earning assets                     311,158                                  226,536
                                            -----------                              -----------
  Total assets                              $ 3,034,530                              $ 2,373,422
                                            ===========                              ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit        $ 828,837     2,347        1.13 %        $ 732,163    1,589     0.87 %
       Savings deposits                         465,483     1,009        0.87            332,344      725     0.87
       Time deposits                            622,467     3,783        2.43            414,878    2,632     2.54
                                            -----------  --------                    ----------- --------
         Total interest-bearing
           deposit account                    1,916,787     7,139        1.49          1,479,385    4,946     1.34
                                            -----------  --------                    ----------- --------
    Borrowed money
       Repurchase agreements with customers      65,572       221        1.35             70,925       65     0.37
       FHLB Advances                            148,803     1,605        4.31            165,568    1,796     4.34
       Federal funds purchased                    3,186        23        2.89                571        2     1.49
       Debentures                                77,322     1,055        5.46             64,771    1,076     6.65
                                            -----------  --------                    ----------- --------
          Total borrowings                      294,883     2,904        3.94            301,835    2,939     3.89

    Total interest-bearing liabilities        2,211,670    10,043        1.82          1,781,220    7,885     1.77
                                            -----------  --------                    ----------- --------

Non-interest-bearing demand deposits            531,900                                  374,563
Other liabilities                                13,250                                   58,611
                                            -----------                              -----------
  Total liabilities                           2,756,820                                2,214,394

Shareholders' equity                            277,710                                  159,028
                                            -----------                              -----------
  Total liabilities and
    stockholders' equity                    $ 3,034,530                              $ 2,373,422
                                            ===========                              ===========

Net interest income                                      $ 25,069                                $ 18,944
                                                         ========                                ========
Interest rate spread (4)                                                 3.34 %                               3.23 %
                                                                       ======                               ======
Net interest margin (5)                                                  3.68 %                               3.53 %
                                                                       ======                               ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                              123.14 %                             120.53 %
                                                                       ======                               ======

--------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                Year ended December 31,                 Year ended December 31,
                                            ------------------------------------    -----------------------------------
                                                           2004                                     2003
                                            ------------------------------------    -----------------------------------
                                              Average               Average            Average                 Average
                                              Balance    Interest  Yield/Cost          Balance    Interest    Yield/Cost
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial             $ 1,352,307  $ 82,871      6.13 %        $ 1,087,067 $ 70,437     6.48 %
       Home equity                               102,660     4,075      3.97               62,194    2,452     3.94
       Second mortgage                            50,352     3,193      6.34               50,302    3,369     6.70
       Residential real estate                    30,730     2,225      7.24               37,315    2,778     7.45
       Installment                                57,446     4,254      7.41               52,365    4,227     8.07
                                             -----------  --------                    ----------- --------
          Total loans receivable               1,593,495    96,618      6.06            1,289,243   83,263     6.46
    Investment securities (3)                    881,548    28,133      3.19              732,821   25,726     3.51
    Interest-bearing deposit with banks           13,737       134      0.97                8,464       57     0.68
    Federal funds sold                            29,675       385      1.30               31,599      301     0.95
                                             -----------  --------                    ----------- --------
       Total interest-earning assets           2,518,455   125,270      4.97            2,062,127  109,347     5.30

    Cash and due from banks                       77,050                                   63,963
    Bank properties and equipment                 35,828                                   29,661
    Goodwill and intangibles                     100,981                                   39,016
    Other assets                                  62,639                                   59,329
                                             -----------                              -----------
Non-interest-earning assets                      276,498                                  191,969
                                             -----------                              -----------
  Total assets                               $ 2,794,953                              $ 2,254,096
                                             ===========                              ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit         $ 792,470     7,200      0.91 %          $ 684,162    7,407     1.08 %
       Savings deposits                          429,078     3,440      0.80              326,012    3,968     1.22
       Time deposits                             562,264    13,422      2.39              408,264   12,105     2.96
                                             -----------  --------                    ----------- --------
         Total interest-bearing
           deposit accounts                    1,783,812    24,062      1.35            1,418,438   23,480     1.66
                                             -----------  --------                    ----------- --------
    Borrowed money
       Repurchase agreements with customers       63,727       471      0.74               71,828      348     0.48
       FHLB Advances                             159,466     6,734      4.22              170,844    7,639     4.47
       Federal funds purchased                     3,990        70      1.76                4,653       81     1.74
       Debentures                                 74,646     3,614      4.84               60,660    4,227     6.97
                                             -----------  --------                    ----------- --------
          Total borrowings                       301,829    10,889      3.61              307,985   12,295     3.99

    Total interest-bearing liabilities         2,085,641    34,951      1.68            1,726,423   35,775     2.07
                                             -----------  --------                    ----------- --------

Non-interest-bearing demand deposits             460,990                                  338,385
Other liabilities                                 22,390                                   36,171
                                             -----------                              -----------
  Total liabilities                            2,569,021                                2,100,979

Shareholders' equity                             225,932                                  153,117
                                             -----------                              -----------
  Total liabilities and
    stockholders' equity                     $ 2,794,953                              $ 2,254,096
                                             ===========                              ===========

Net interest income                                      $ 90,319                                 $ 73,572
                                                         ========                                 ========
Interest rate spread (4)                                                3.29 %                                 3.23 %
                                                                      ======                                 ======
Net interest margin (5)                                                 3.59 %                                 3.57 %
                                                                      ======                                 ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                             120.75 %                               119.45 %
                                                                      ======                                 ======

----------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.